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                                                                    EXHIBIT 23.1


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 1998, appearing in the Annual Report on Form 10-K of Huntway Partners, L.P. for the year ended December 31, 1997.



Deloitte & Touche, LLP
Woodland Hills, California

May 29, 1998